    As filed with the Securities and Exchange Commission on August 30, 2000

                                                      Registration No. 333-96407
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________
                        POST EFFECTIVE AMENDMENT NO. 2
                                  ON FORM S-8
                      TO FORM S-4 REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*
                              ___________________
                     GEMSTAR-TV GUIDE INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                              ___________________
            Delaware                                            95-4782077
(State or Other Jurisdiction of                               I.R.S. Employer
 Incorporation or Organization)                             Identification No.

                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101
         (Address, Including Zip Code, of Principal Executive Offices)
                              ___________________

                     TV Guide, Inc. Equity Incentive Plan
                           (Full Title of the Plan)
                              ___________________
                          Stephen A. Weiswasser, Esq.
                 Executive Vice President and General Counsel
                    Gemstar - TV Guide International, Inc.
                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101
                                (626) 792-5700
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                   COPY TO:
                 David A. Krinsky, Esq., O'Melveny & Myers LLP
                     610 Newport Center Drive, Suite 1700
                        Newport Beach, California 92660
                                (949) 760-9600
                              ___________________

                            CALCULATION  OF REGISTRATION  FEE
----------------------------------------------------------------------------------------------------
                                              Proposed           Proposed
                                              Maximum            Maximum
Title Of             Amount                   Offering           Aggregate             Amount Of
Securities           To Be                    Price              Offering              Registration
To Be Registered     Registered               Per Unit           Price                 Fee
----------------------------------------------------------------------------------------------------
Common Stock,        7,288,305(1)(2)          (3)                (3)                   (3)
par value $0.01      shares
per share
----------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Gemstar-TV Guide International, Inc. (formerly Gemstar International Group Limited) (the "Company") stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the TV Guide, Inc. Equity Incentive Plan (the "Plan") may become subject to the Plan. The number of shares to be registered is based upon the number of shares of class A common stock of TV Guide, Inc. that were available for issuance or delivery pursuant to the Plan before the effective time of the merger multiplied by the exchange ratio in the merger, as described in more detail in the Explanatory Note herein.

(2) Each share of Common Stock is accompanied by a preferred stock purchase right pursuant to the Company's Second Amended and Restated Rights Agreement, by and between the Company and American Stock Transfer & Trust Company, a New York company, as rights agent.

(3) The proposed offering price was calculated and the registration fee was previously paid by the Company in connection with the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on February 8, 2000, as amended by Post Effective Amendment No. 1 to the Registration Statement on Form S-4 filed with the Commission February 9, 2000 (Registration No. 333-96407) (the "Form S-4 Registration Statement").

* Filed as a Post-Effective Amendment on Form S-8 to the Form S-4 Registration Statement pursuant to the procedure described herein -see "Explanatory Note."

The Exhibit Index for this Registration Statement is at page 8.
==============================================================================

                               EXPLANATORY NOTE


     The Company hereby amends its Form S-4 Registration Statement by filing this Post-Effective Amendment No. 2 on Form S-8 relating to up to 7,288,305 shares of Common Stock available for issuance or delivery pursuant to the provisions of the Plan, which was assumed by the Company as described below.

     Pursuant to the Agreement and Plan of Merger dated as of October 4, 1999 among Gemstar International Group Limited, G Acquisition Subsidiary Corp. and TV Guide, Inc., as amended on February 7, 2000 (the "Merger Agreement"), each share of common stock of TV Guide, Inc. issued and outstanding immediately prior to the effective time of the merger described in the Merger Agreement was converted into the right to receive 0.6573 shares of Common Stock.

     Before the merger, 11,088,248 shares of TV Guide, Inc. class A common stock were available for issuance or delivery in respect of stock options outstanding under the Plan. Such options were converted and assumed by the Company in connection with the merger. The shares of Common Stock registered by the Company on the Form S-4 Registration Statement included 7,288,305 shares of Common Stock to be available for issuance or delivery under the Plan after the effective time of the merger (such number of shares determined after giving effect to the 0.6573 conversion ratio in the merger).

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.            Incorporation of Certain Documents by Reference

     The following documents of the Company filed with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for its fiscal year ended March 31, 2000, as amended by the Company's Annual Report on Form 10-K/A filed with the Commission on July 31, 2000;

     (b) The Company's Quarterly Report on Form 10-Q for its quarterly period ended June 30, 2000;

     (c) The Company's Current Report on Form 8-K filed with the Commission on July 24, 2000 and the Company's Amended Current Report on Form 8-K/A filed with the Commission on August 11, 2000; and

     (d) The description of the Company's common stock contained on pages 98 through 106 and Annex F in the Company's Joint Proxy Statement/Prospectus on Form S-4 filed with the Commission on February 8, 2000 and the related description of the Company's Rights Agreement contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on July 13, 1998, as amended by the Company's Amended and Restated Rights Agreement described on page 107 in the Company's Joint Proxy Statement/Prospectus on Form S-4 filed with the Commission on February 8, 2000, as further amended by the Company's Second Amended and Restated Rights Agreement described in the Company's Current Report on Form 8-K filed with the Commission on July 24, 2000.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.            Description of Securities

     The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.    Interests of Named Experts and Counsel

     The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Stephen A. Weiswasser, the Executive Vice President and General Counsel of the Company. Mr. Weiswasser is compensated by the Company as an employee and is the holder of options to acquire shares of Common Stock.

Item 6.    Indemnification of Directors and Officers

     The Company's Certificate of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

     Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Item 7.    Exemption from Registration Claimed

     Not applicable.

Item 8.    Exhibits

     See the attached Exhibit Index at page 8.

Item 9.    Undertakings

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 29th day of August, 2000.

                              By: /s/ Henry C. Yuen
                                  ____________________________
                                  Henry C. Yuen
                                  Chairman of the Board and
                                  Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints, Henry
C. Yuen, Elsie Ma Leung and Stephen A. Weiswasser, or any of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




          Signature                    Title                       Date
          ---------                    -----                        ----

/s/ Henry C. Yuen                                               August 29, 2000
_________________________    Chairman of the Board, Chief
Henry C. Yuen                Executive Officer and Director
                             (Principal Executive Officer)


/s/ Elsie Ma Leung                                              August 29, 2000
_________________________    Chief Financial Officer,
Elsie Ma Leung               Co-President, Co-Chief
                             Operating Officer and Director
                             (Principal Financial and
                             Accounting Officer)


_________________________    Director
Robert R. Bennett


/s/ Peter C. Boylan III                                         August 29, 2000
_________________________    Co-President, Co-Chief
Peter C. Boylan III          Operating Officer and Director

Signature                            Title                           Date
---------                            -----                           ----

________________________         Director
Chase Carey


/s/ George F. Carrier
------------------------         Director                      August 26, 2000
George F. Carrier


________________________         Director
Nicholas Donatiello, Jr


________________________         Co-President, Co-Chief
Joachim Kiener                   Operating Officer and
                                 Director

/s/ Douglas B. Macrae
________________________         Director                      August 29, 2000
Douglas B. Macrae


/s/ James E. Meyer
------------------------         Director                      August 28, 2000
James E. Meyer


/s/ J. David Wargo
-------------------------        Director                      August 28, 2000
J. David Wargo

/s/ Stephen A. Weiswasser                                      August 28, 2000
--------------------------       Executive Vice President,
Stephen A. Weiswasser            General Counsel and Director

                                 EXHIBIT INDEX

Exhibit
Number          Description of Exhibit
------          ----------------------

4.        TV Guide, Inc. Equity Incentive Plan.

5.        Opinion of Company counsel (opinion re legality).

23.1      Consent of KPMG LLP (consent of independent auditor).

23.2      Consent of Company counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").